Exhibit 99.1
MALIBU BOATS, INC. ANNOUNCES THIRD QUARTER FISCAL 2024 RESULTS
Loudon, TN, May 2, 2024 - Malibu Boats, Inc. (Nasdaq: MBUU) today announced its financial results for the third quarter ended March 31, 2024.
Third Quarter Fiscal 2024 Highlights Compared to Third Quarter Fiscal 2023:
•Net sales decreased 45.8% to $203.4 million
•Unit volume decreased 51.9% to 1,269 units
•Gross profit decreased 59.1% to $40.3 million
•GAAP net income decreased 226.8% to a net loss of $67.8 million, inclusive of goodwill and other intangible asset impairment charges of $88.4 million incurred for the Maverick Boat Group reporting unit
•GAAP net income available to Class A Common Stock per share (diluted) decreased 230.7% to a net loss of $3.28 per share
•Adjusted EBITDA decreased 69.2% to $24.4 million
•Adjusted fully distributed net income per share decreased 75.7% to $0.63 per share on a fully distributed weighted-average share count of 21.0 million shares of Class A Common Stock

"In the fiscal third quarter, we continued to navigate a softened retail demand environment, with notable weakness in the tow boat and value boat markets. Despite this challenge, we are encouraged by pockets of strength we are seeing across Cobalt and Pursuit, showcasing resiliency within certain segments of our portfolio,” commented Jack Springer, Chief Executive Officer of Malibu Boats, Inc. “Our channel inventories, which remain elevated, are showing signs of improvement as we enter the peak selling season, with a gradual decline underway. As we progress through the remainder of the year, our focus remains on returning inventories to more normalized levels through production reductions and the delivery of boats in the selling season. We anticipate that these efforts will position us for long-term stability and growth.”

“Moving forward, we expect there to be a continued softening in retail demand for the remainder of fiscal year 2024. Despite this, we have established a strong foundation and ability to generate positive cash and are poised to support market growth as things correct. We remain confident in our ability to execute our long-term strategy, particularly in a normalized cycle where we see ample opportunity to thrive. Anchored by our three pillars of success – product, production, and distribution – we stand ready to excel. With our industry-leading innovation driving our premium product portfolio, an expanded production footprint, and a robust dealer distribution network, we believe we are primed to capture greater market share and drive profitable growth for our shareholders,” continued Mr. Springer.

Third Quarter Fiscal 2024 Results (Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
	(Dollars In Thousands)
Net Sales	$203,419	$375,119	$670,323	$1,016,062
Gross Profit	$40,333	$98,574	$134,602	$248,833
Gross Profit Margin	19.8%	26.3%	20.1%	24.5%
Net (Loss) Income	$(67,759)	$53,452	$(36,845)	$125,953
Net (Loss) Income Margin	(33.3)%	14.2%	(5.5)%	12.4%
Adjusted EBITDA	$24,409	$79,267	$86,327	$193,937
Adjusted EBITDA Margin	12.0%	21.1%	12.9%	19.1%

Exhibit 99.1
Net sales for the three months ended March 31, 2024 decreased $171.7 million, or 45.8%, to $203.4 million as compared to the three months ended March 31, 2023. The decrease in net sales was driven primarily by decreased unit volumes across all segments resulting primarily from decreased wholesale shipments and increased dealer flooring program costs across all segments resulting from higher interest rates and elevated channel inventory levels, partially offset by a favorable model mix in our Saltwater Fishing segment and inflation-driven year-over-year price increases. Unit volume for the three months ended March 31, 2024, decreased 1,368 units, or 51.9%, to 1,269 units as compared to the three months ended March 31, 2023. Our unit volume decreased primarily due to lower wholesale shipments across all segments driven by lower retail activity and elevated channel inventories during the period.
Net sales attributable to our Malibu segment decreased $112.4 million, or 65.1%, to $60.2 million for the three months ended March 31, 2024, compared to the three months ended March 31, 2023. Unit volumes attributable to our Malibu segment decreased 886 units for the three months ended March 31, 2024, compared to the three months ended March 31, 2023, primarily due to lower wholesale shipments driven by lower retail activity during the period and elevated dealer channel inventory levels. The decrease in net sales was driven by a decrease in units and increased dealer flooring program costs, partially offset by a favorable model mix and inflation-driven year-over-year price increases.
Net sales attributable to our Saltwater Fishing segment decreased $41.4 million, or 33.8%, to $81.2 million, for the three months ended March 31, 2024, compared to the three months ended March 31, 2023. Unit volume decreased 337 units for the three months ended March 31, 2024 compared to the three months ended March 31, 2023, primarily due to lower wholesale shipments driven by lower retail activity during the period and elevated dealer channel inventory levels. The decrease in net sales was driven by a decrease in units and increased dealer flooring program costs, partially offset by a favorable model mix and inflation-driven year-over-year price increases.
Net sales attributable to our Cobalt segment decreased $17.9 million, or 22.4%, to $62.0 million for the three months ended March 31, 2024, compared to the three months ended March 31, 2023. Unit volumes attributable to Cobalt decreased 145 units for the three months ended March 31, 2024 compared to the three months ended March 31, 2023, primarily due to lower wholesale shipments driven by lower retail activity during the period and elevated dealer channel inventory levels. The decrease in net sales was driven primarily by a decrease in units and increased dealer flooring program costs, partially offset by inflation-driven year-over-year price increases.
Overall consolidated net sales per unit increased 12.7% to $160,299 per unit for the three months ended March 31, 2024, compared to the three months ended March 31, 2023. Net sales per unit for our Malibu segment increased 3.3% to $133,173 per unit for the three months ended March 31, 2024, compared to the three months ended March 31, 2023, driven by inflation-driven year-over-year price increases, partially offset by increased dealer flooring program costs. Net sales per unit for our Saltwater Fishing segment increased 24.8% to $213,184 per unit for the three months ended March 31, 2024 driven by a favorable model mix and inflation-driven year-over-year price increases, partially offset by increased dealer flooring program costs. Net sales per unit for our Cobalt segment increased 3.4% to $142,206 per unit for the three months ended March 31, 2024, compared to the three months ended March 31, 2023, driven by inflation-driven year-over-year price increases, partially offset by increased dealer flooring program costs.
Cost of sales for the three months ended March 31, 2024 decreased $113.5 million, or 41.0%, to $163.1 million as compared to the three months ended March 31, 2023. The decrease in cost of sales was primarily driven by a 45.8% decrease in net sales due to lower unit volumes, partially offset by higher per unit material and labor costs of $4.8 million, $9.5 million and $2.0 million for the Malibu, Saltwater Fishing, and Cobalt segments, respectively. The increase in per unit material and labor costs was primarily driven by increased prices due to inflationary pressures, fixed cost deleverage and a model mix that corresponds to higher cost per unit in our Malibu and Saltwater Fishing segments.
Gross profit for the three months ended March 31, 2024 decreased $58.2 million, or 59.1%, to $40.3 million compared to the three months ended March 31, 2023. The decrease in gross profit was driven primarily by lower net sales partially offset by decreased cost of sales for the reasons noted above. Gross margin for the three months

Exhibit 99.1
ended March 31, 2024 decreased 650 basis points from 26.3% to 19.8% driven primarily by fixed cost deleverage due to lower sales, an increased mix of the Saltwater Fishing segment, and increased dealer flooring program costs.
We recognized an impairment charge of $88.4 million during the three months ended March 31, 2024 related to our Maverick Boat Group reporting unit. During the three months ended March 31, 2024, we determined certain indicators of impairment existed, including a decline, in the fourth quarter of fiscal year 2024 and fiscal year 2025 forecasts, in the outlook for sales and operating performance relative to our business plan and a deterioration in general macroeconomic conditions, including rising interest rates and inflationary pressures on labor and supply costs. Selling and marketing expenses for the three months ended March 31, 2024 decreased $0.6 million, or 8.7% to $6.6 million compared to the three months ended March 31, 2023. The decrease was driven primarily by a decrease in travel and marketing events. As a percentage of sales, selling and marketing expenses increased 130 basis points to 3.2% for the three months ended March 31, 2024 compared to 1.9% for the three months ended March 31, 2023. General and administrative expenses for the three months ended March 31, 2024 decreased $0.8 million, or 4.4%, to $18.6 million as compared to the three months ended March 31, 2023 driven primarily by a decrease in personnel-related expenses, partially offset by increased information technology cost. As a percentage of sales, general and administrative expenses increased 390 basis points to 9.1% for the three months ended March 31, 2024 compared to 5.2% for the three months ended March 31, 2023. Amortization expense remained flat at $1.7 million for the three months ended March 31, 2024.
Operating (loss) income for the third quarter of fiscal year 2024 decreased to an operating loss of $74.9 million from an operating income $70.3 million in the third quarter of fiscal year 2023. Net (loss) income for the third quarter of fiscal year 2024 decreased 226.8% to a net loss of $(67.8) million from net income of $53.5 million and net (loss) income margin decreased to (33.3)% from 14.2% in the third quarter of fiscal year 2023. Adjusted EBITDA in the third quarter of fiscal year 2024 decreased 69.2% to $24.4 million from $79.3 million, while Adjusted EBITDA margin decreased to 12.0% from 21.1% in the third quarter of fiscal year 2023.
Fiscal 2024 Guidance
For the full fiscal year 2024, Malibu anticipates net sales decline ranging from forty to forty-one percent, year-over-year, and Adjusted EBITDA margin ranging from 10.1% to 10.5%.
The Company has not provided reconciliations of guidance for Adjusted EBITDA margin, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include costs related to the Company’s vertical integration initiatives that are difficult to predict in advance in order to include in a GAAP estimate.
Webcast and Conference Call Information
The Company will host a webcast and conference call to discuss third quarter of fiscal year 2024 results on Thursday, May 2, 2024, at 8:30 a.m. Eastern Time. Investors and analysts can participate on the conference call by dialing (844) 695-5523 or (412) 317-0699 and requesting Malibu Boats. Alternatively, interested parties can listen to a live webcast of the conference call by logging on to the Investor Relations section on the Company’s website at https://malibuboatsinc.com/investor-information/events-presentations. A replay of the webcast will also be archived on the Company’s website for twelve months.
About Malibu Boats, Inc.
Based in Loudon, Tennessee, Malibu Boats, Inc. (MBUU) is a leading designer, manufacturer and marketer of a diverse range of recreational powerboats, including performance sport, sterndrive and outboard boats. Malibu Boats, Inc. is the market leader in the performance sport boat category through its Malibu and Axis boat brands, the leader in the 20’ - 40’ segment of the sterndrive boat category through its Cobalt brand, and in a leading position in the saltwater fishing boat market with its Pursuit and Cobia offshore boats and Pathfinder, Maverick, and Hewes flats and bay boat brands. A pre-eminent innovator in the powerboat industry, Malibu Boats, Inc. designs products that appeal to an expanding range of recreational boaters, fisherman and water sports enthusiasts whose passion for

Exhibit 99.1
boating is a key component of their active lifestyles. For more information, visit www.malibuboats.com, www.axiswake.com, www.cobaltboats.com, www.pursuitboats.com, or www.maverickboatgroup.com.
Non-GAAP Financial Measures
This release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Fully Distributed Net (Loss) Income and Adjusted Fully Distributed Net (Loss) Income per Share. These measures have limitations as analytical tools and should not be considered as an alternative to, or more meaningful than, net (loss) income as determined in accordance with U.S. generally accepted accounting principles (“GAAP”) or as an indicator of our liquidity. Our presentation of these non-GAAP financial measures should also not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Our computations of these non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.
We define Adjusted EBITDA as net (loss) income before interest expense, income taxes, depreciation, amortization, impairment expense and non-cash, non-recurring or non-operating expenses, including certain professional fees and non-cash compensation expense. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by net sales. Adjusted EBITDA and Adjusted EBITDA Margin are not measures of net (loss) income as determined by GAAP. Management believes Adjusted EBITDA and Adjusted EBITDA Margin allow investors to evaluate our operating performance and compare our results of operations from period to period on a consistent basis by excluding items that management does not believe are indicative of our core operating performance. Management uses Adjusted EBITDA to assist in highlighting trends in our operating results without regard to our financing methods, capital structure, and non-recurring or non-operating expenses. We exclude the items listed above from net (loss) income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures, the methods by which assets were acquired and other factors.
Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historical costs of depreciable assets.
We define Adjusted Fully Distributed Net (Loss) Income as net (loss) income attributable to Malibu Boats, Inc. (i) excluding income tax expense, (ii) excluding the effect of non-recurring or non-cash items, (iii) assuming the exchange of all LLC units into shares of Class A Common Stock, which results in the elimination of non-controlling interest in Malibu Boats Holdings, LLC (the "LLC"), and (iv) reflecting an adjustment for income tax expense on fully distributed net (loss) income before income taxes at our estimated effective income tax rate. Adjusted Fully Distributed Net (Loss) Income is a non-GAAP financial measure because it represents net (loss) income attributable to Malibu Boats, Inc., before non-recurring or non-cash items and the effects of non-controlling interests in the LLC. We use Adjusted Fully Distributed Net (Loss) Income to facilitate a comparison of our operating performance on a consistent basis from period to period that, when viewed in combination with our results prepared in accordance with GAAP, provides a more complete understanding of factors and trends affecting our business than GAAP measures alone. We believe Adjusted Fully Distributed Net (Loss) Income assists our board of directors, management and investors in comparing our net (loss) income on a consistent basis from period to period because it removes non-cash or non-recurring items, and eliminates the variability of non-controlling interest as a result of member owner exchanges of LLC units into shares of Class A Common Stock. In addition, because Adjusted Fully Distributed Net (Loss) Income is susceptible to varying calculations, the Adjusted Fully Distributed Net (Loss) Income measures, as presented in this release, may differ from and may, therefore, not be comparable to similarly titled measures used by other companies.
A reconciliation of our net (loss) income as determined in accordance with GAAP to Adjusted EBITDA and the numerator and denominator for our net (loss) income available to Class A Common Stock per share to Adjusted Fully Distributed Net (Loss) Income per share of Class A Common Stock is provided under "Reconciliation of Non-GAAP Financial Measures."

Exhibit 99.1
Cautionary Statement Concerning Forward Looking Statements
This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and includes statements in this press release regarding potential positive retail demand trends from upcoming boat shows, our outlook for the marine industry and broader economy and our ability to continue to deliver value for our stockholders.
Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: general industry, economic and business conditions; our large fixed cost base; increases in the cost of, or unavailability of, raw materials, component parts and transportation costs; disruptions in our suppliers’ operations; our reliance on third-party suppliers for raw materials and components and any interruption of our informal supply arrangements; our reliance on certain suppliers for our engines and outboard motors; our ability to meet our manufacturing workforce needs; exposure to workers' compensation claims and other workplace liabilities; our ability to grow our business through acquisitions and integrate such acquisitions to fully realize their expected benefits; our growth strategy which may require us to secure significant additional capital; our ability to protect our intellectual property; disruptions to our network and information systems; our success at developing and implementing a new enterprise resource planning system; risks inherent in operating in foreign jurisdictions; the effects of the COVID-19 pandemic on us; a natural disaster, global pandemic or other disruption at our manufacturing facilities; increases in income tax rates or changes in income tax laws; our dependence on key personnel; our ability to enhance existing products and market new or enhanced products; the continued strength of our brands; the seasonality of our business; intense competition within our industry; increased consumer preference for used boats or the supply of new boats by competitors in excess of demand; competition with other activities for consumers’ scarce leisure time; changes in currency exchange rates; inflation and increases in interest rates; an increase in energy and fuel costs; our reliance on our network of independent dealers and increasing competition for dealers; our ability to replace our former dealer, Tommy's Boats; the financial health of our dealers and their continued access to financing; our obligation to repurchase inventory of certain dealers; our exposure to claims for product liability and warranty claims; changes to U.S. trade policy, tariffs and import/export regulations; any failure to comply with laws and regulations including environmental, workplace safety and other regulatory requirements; our holding company structure; covenants in our credit agreement governing our revolving credit facility which may limit our operating flexibility; our variable rate indebtedness which subjects us to interest rate risk; our obligation to make certain payments under a tax receivables agreement; any failure to maintain effective internal control over financial reporting or disclosure controls or procedures; and other factors affecting us detailed from time to time in our filings with the Securities and Exchange Commission. Many of these risks and uncertainties are outside our control, and there may be other risks and uncertainties which we do not currently anticipate because they relate to events and depend on circumstances that may or may not occur in the future. Although we believe that the expectations reflected in any forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that our expectations will be achieved. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation (and we expressly disclaim any obligation) to update or supplement any forward-looking statements that may become untrue because of subsequent events, whether because of new information, future events, changes in assumptions or otherwise. Comparison of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.
Investor Contacts
Malibu Boats, Inc.
Bruce Beckman
Chief Financial Officer
(865) 458-5478
InvestorRelations@MalibuBoats.com

Exhibit 99.1
MALIBU BOATS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
Net sales	$203,419	$375,119	$670,323	$1,016,062
Cost of sales	163,086	276,545	535,721	767,229
Gross profit	40,333	98,574	134,602	248,833
Operating expenses:
Selling and marketing	6,552	7,176	17,914	18,560
General and administrative	18,608	19,455	54,753	57,732
Goodwill and other intangible asset impairment	88,389	—	88,389	—
Amortization	1,686	1,680	5,114	5,111
Operating income	(74,902)	70,263	(31,568)	167,430
Other expense, net:
Other (income) expense, net	(14)	(110)	(33)	153
Interest expense	296	649	1,851	2,844
Other expense, net	282	539	1,818	2,997
(Loss) income before (benefit) provision for income taxes	(75,184)	69,724	(33,386)	164,433
(Benefit) provision for income taxes	(7,425)	16,272	3,459	38,480
Net (loss) income	(67,759)	53,452	(36,845)	125,953
Net (loss) income attributable to non-controlling interest	(928)	1,564	(154)	4,020
Net (loss) income attributable to Malibu Boats, Inc.	$(66,831)	$51,888	$(36,691)	$121,933

Comprehensive income:
Net (loss) income	$(67,759)	$53,452	$(36,845)	$125,953
Other comprehensive (loss):
Change in cumulative translation adjustment	(1,116)	(411)	(440)	(620)
Other comprehensive (loss)	(1,116)	(411)	(440)	(620)
Comprehensive (loss) income	(68,875)	53,041	(37,285)	125,333
Less: comprehensive (loss) income attributable to non-controlling interest	(943)	1,552	(150)	4,001
Comprehensive (loss) income attributable to Malibu Boats, Inc.	$(67,932)	$51,489	$(37,135)	$121,332

Weighted-average shares outstanding used in computing net (loss) income per share:
Basic	20,399,018	20,533,649	20,453,951	20,465,534
Diluted	20,399,018	20,679,631	20,453,951	20,608,968
Net (loss) income available to Class A Common Stock per share:
Basic	$(3.28)	$2.53	$(1.79)	$5.96
Diluted	$(3.28)	$2.51	$(1.79)	$5.92

Exhibit 99.1
MALIBU BOATS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except share and per share data)

	March 31, 2024	June 30, 2023
Assets
Current assets
Cash	$47,116	$78,937
Trade receivables, net	45,477	68,381
Inventories, net	154,740	171,189
Prepaid expenses and other current assets	8,659	7,827
Total current assets	255,992	326,334
Property, plant and equipment, net	251,003	204,792
Goodwill	51,275	100,577
Other intangible assets, net	177,127	221,458
Deferred tax asset	53,624	62,573
Other assets	8,565	10,190
Total assets	$797,586	$925,924
Liabilities
Current liabilities
Accounts payable	$39,145	$40,402
Accrued expenses	108,871	187,078
Income taxes and tax distribution payable	844	847
Payable pursuant to tax receivable agreement, current portion	4,111	4,111
Total current liabilities	152,971	232,438
Deferred tax liabilities	18,103	28,453
Other liabilities	8,591	9,926
Payable pursuant to tax receivable agreement, less current portion	40,632	39,354
Long-term debt	15,000	—
Total liabilities	235,297	310,171

Stockholders' Equity
Class A Common Stock, par value $0.01 per share, 100,000,000 shares authorized; 20,439,597 shares issued and outstanding as of March 31, 2024; 20,603,822 issued and outstanding as of June 30, 2023	203	204
Class B Common Stock, par value $0.01 per share, 25,000,000 shares authorized; 12 shares issued and outstanding as of March 31, 2024 and June 30, 2023	—	—
Preferred Stock, par value $0.01 per share; 25,000,000 shares authorized; no shares issued and outstanding as of March 31, 2024 and June 30, 2023	—	—
Additional paid in capital	72,782	86,321
Accumulated other comprehensive loss	(4,780)	(4,340)
Accumulated earnings	489,006	525,697
Total stockholders' equity attributable to Malibu Boats, Inc.	557,211	607,882
Non-controlling interest	5,078	7,871
Total stockholders’ equity	562,289	615,753
Total liabilities and stockholders' equity	$797,586	$925,924

Exhibit 99.1
MALIBU BOATS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures

Reconciliation of Net (Loss) Income to Non-GAAP Adjusted EBITDA (Unaudited):
The following table sets forth a reconciliation of net (loss) income as determined in accordance with GAAP to Adjusted EBITDA and presentation of Net (Loss) Income Margin and Adjusted EBITDA Margin for the periods indicated (dollars in thousands):

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
Net (loss) income	$(67,759)	$53,452	$(36,845)	$125,953
(Benefit) provision for income taxes	(7,425)	16,272	3,459	38,480
Interest expense	296	649	1,851	2,844
Depreciation	6,544	5,463	19,211	16,147
Amortization	1,686	1,680	5,114	5,111
Goodwill and other intangible asset impairment [1]	88,389	—	88,389	—
Professional fees [2]	839	—	1,986	—
Stock-based compensation expense [3]	1,839	1,751	3,162	5,402
Adjusted EBITDA	$24,409	$79,267	$86,327	$193,937
Net Sales	$203,419	$375,119	$670,323	$1,016,062
Net (Loss) Income Margin [4]	(33.3)%	14.2%	(5.5)%	12.4%
Adjusted EBITDA Margin [4]	12.0%	21.1%	12.9%	19.1%

(1)	Represents impairment of goodwill and trade names related to our Maverick Boat Group reporting unit in the amounts of $49.2 million and $39.2 million, respectively.
(2)	For the three and nine months ended March 31, 2024, represents legal and advisory fees related to product liability cases that were settled for $100.0 million in June 2023.
(3)	Represents equity-based incentives awarded to certain of our employees under the Malibu Boats, Inc. Long-Term Incentive Plan and profit interests issued under the previously existing limited liability company agreement of the LLC.
(4)	We calculate net (loss) income margin as net (loss) income divided by net sales and we define adjusted EBITDA margin as adjusted EBITDA divided by net sales.

Exhibit 99.1
Reconciliation of Non-GAAP Adjusted Fully Distributed Net (Loss) Income (Unaudited):
The following table shows the reconciliation of the numerator and denominator for net (loss) income available to Class A Common Stock per share to Adjusted Fully Distributed Net (Loss) Income per Share of Class A Common Stock for the periods presented (in thousands except share and per share data):

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
Reconciliation of numerator for net (loss) income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock:
Net (loss) income attributable to Malibu Boats, Inc.	$(66,831)	$51,888	$(36,691)	$121,933
(Benefit) provision for income taxes	(7,425)	16,272	3,459	38,480
Professional fees [1]	839	—	1,986	—
Acquisition related expenses [2]	1,659	1,641	5,013	4,995
Stock-based compensation expense [3]	1,839	1,751	3,162	5,402
Goodwill and other intangible asset impairment [4]	88,389	—	88,389	—
Net (loss) income attributable to non-controlling interest [5]	(928)	1,564	(154)	4,020
Fully distributed net income before income taxes	17,542	73,116	65,164	174,830
Income tax expense on fully distributed income before income taxes [6]	4,298	17,767	15,965	42,484
Adjusted fully distributed net (loss) income	$13,244	$55,349	$49,199	$132,346

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
Reconciliation of denominator for net (loss) income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock:
Weighted-average shares outstanding of Class A Common Stock used for basic net (loss) income per share:	20,399,018	20,533,649	20,453,951	20,465,534
Adjustments to weighted-average shares of Class A Common Stock:
Weighted-average LLC units held by non-controlling unit holders [7]	347,529	516,322	420,052	573,132
Weighted-average unvested restricted stock awards issued to management [8]	287,221	290,450	259,719	276,587
Adjusted weighted-average shares of Class A Common Stock outstanding used in computing Adjusted Fully Distributed Net Income per Share of Class A Common Stock:	21,033,768	21,340,421	21,133,722	21,315,253

Exhibit 99.1

The following table shows the reconciliation of net (loss) income available to Class A Common Stock per share to Adjusted Fully Distributed Net (Loss) Income per Share of Class A Common Stock for the periods presented:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
Net (loss) income available to Class A Common Stock per share	$(3.28)	$2.53	$(1.79)	$5.96
Impact of adjustments:
(Benefit) provision for income taxes	(0.36)	0.79	0.17	1.88
Professional fees [1]	0.04	—	0.10	—
Acquisition related expenses [2]	0.09	0.08	0.25	0.24
Stock-based compensation expense [3]	0.09	0.09	0.15	0.27
Goodwill and other intangible asset impairment [4]	4.32	—	4.32	—
Net (loss) income attributable to non-controlling interest [5]	(0.04)	0.08	(0.01)	0.20
Fully distributed net income per share before income taxes	0.86	3.57	3.19	8.55
Impact of income tax expense on fully distributed income before income taxes [6]	(0.21)	(0.87)	(0.78)	(2.08)
Impact of increased share count [9]	(0.02)	(0.11)	(0.08)	(0.26)
Adjusted Fully Distributed Net Income per Share of Class A Common Stock	$0.63	$2.59	$2.33	$6.21

(1)	For the three and nine months ended March 31, 2024, represents legal and advisory fees related to product liability cases that were settled for $100.0 million in June 2023.
(2)	For the three and nine months ended March 31, 2024 and 2023, represents amortization of intangibles acquired in connection with the acquisitions of Maverick Boat Group, Pursuit and Cobalt.
(3)	Represents equity-based incentives awarded to certain of our employees under the Malibu Boats, Inc. Long-Term Incentive Plan and profit interests issued under the previously existing limited liability company agreement of the LLC.
(4)	Represents impairment of goodwill and trade names related to our Maverick Boat Group reporting unit in the amounts of $49.2 million and $39.2 million, respectively.
(5)	Reflects the elimination of the non-controlling interest in the LLC as if all LLC members had fully exchanged their LLC Units for shares of Class A Common Stock.
(6)
Reflects income tax expense at an estimated normalized annual effective income tax rate of 24.5% and 24.3% of income before income taxes for the three and nine months ended March 31, 2024 and 2023, respectively, assuming the conversion of all LLC Units into shares of Class A Common Stock. The estimated normalized annual effective income tax rate for fiscal year 2024 is based on the federal statutory rate plus a blended state rate adjusted for the research and development tax credit, the foreign derived intangible income deduction, and foreign income taxes attributable to our Australian subsidiary.

(7)	Represents the weighted-average shares outstanding of LLC Units held by non-controlling interests assuming they were exchanged into Class A Common Stock on a one-for-one basis.
(8)	Represents the weighted-average unvested restricted stock awards included in outstanding shares during the applicable period that were convertible into Class A Common Stock and granted to members of management.
(9)	Reflects impact of increased share counts assuming the exchange of all weighted-average shares outstanding of LLC Units into shares of Class A Common Stock and the conversion of all weighted-average unvested restricted stock awards included in outstanding shares granted to members of management.